EXHIBIT 10.32


                                  BENEFIT PLAN
                                  JUNE 9, 1999


Certain management employees are eligible to participate in a plan providing an opportunity to receive a bonus based on Annual Compensation (base and target bonus) if the unification of Cenex Harvest States and Farmland takes place prior to 12/31/00. The plan requires continued employment through the date of unification. The plan also provides a severance arrangement tied to Annual Compensation if employment is terminated under certain circumstances, within two years after the unification.